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                                                                   EXHIBIT 10.21

                    [SEARCH CAPITAL GROUP, INC. LETTERHEAD]

                                January 20, 1995

Mr. George C. Evans
1120 Desco Drive
Plano, TX 75075

Dear Mr. Evans:

         I am writing this letter to confirm your employment by Search Capital Group, Inc. (the "Company") as President, Chief Executive Officer and Member of the Board of Directors. the principal terms of your employment are set forth below:

         Term:                       Three years commencing January 20, 1995.

         Signing Bonus:              $50,000 to be paid immediately.

         Salary: $233,333.30 per year payable on the Company's regular payroll payments dates (semi-monthly or monthly).

         Annual Increase:            10% annual increase every year commencing
                                     on the first anniversary of the
                                     commencement date of your employment.

         Bonus Plan:                 You will be eligible to receive a bonus
                                     consisting of either 25%, 50% or 100%
                                     of your salary based upon bonus targets
                                     established by the Board of Directors
                                     of the Company at its next meeting. For
                                     any year in which you receive a bonus
                                     of 50% or more, you will receive no 10%
                                     annual salary increase for the subsequent year. For any year for which you receive a bonus of less than 50%, you will receive your scheduled 10% annual salary increase for the next year.

         Stock Options:              You will receive a grant of stock options
                                     under the Company's Stock Option Plan
                                     to purchase 500,000 shares of Common
                                     Stock. These options will vest ratably
                                     over a three year period with one-third
                                     vesting at the end

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Mr. George C. Evans
January 20, 1995
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                                     of the first year of your employment; an
                                     additional one-third vesting at the end of your second year of your employment and the final one-third vesting as of the end of the third year of your employment. These options will be incentive stock options to the extent possible and non-qualified options otherwise.

Termination:                         If your employment hereunder is terminated
                                     by the Company for cause, you shall
                                     receive your benefits hereunder which have vested through the date of termination. If your employment hereunder is terminated without cause, you shall continue to receive your then current salary for six months and you shall receive six additional months of vesting for your stock options, but you shall not receive a bonus. Cause for these purposes shall be defined to mean being convicted of a crime involving moral turpitude or committing a dishonest act harmful to the Company.

         You will be entitled to the full indemnification of officers and directors as provided for in the articles and bylaws of Search Capital Group, Inc.

         If the foregoing sets forth your understanding of the terms of your employment, please sign in the space indicated below and return a copy to me. When you have executed this letter agreement, this agreement shall constitute a valid binding contract between the Company and you.

                                        Sincerely yours,

                                        /s/ SAM MYERS
                                        ----------------------------------------
                                        Sam Myers,
                                        Chairman of the Board


Agreed to and Accepted:

/s/ GEORGE C. EVANS
------------------------------------------
George C. Evans